Exhibit 107

Calculation of Filing Fee Tables

POST-EFFECTIVE AMENDMENT TO FORM F-3ASR

(Form Type)

NANO-X IMAGING LTD

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit(1)		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Primary Offering
Fees to be Paid	Equity	Ordinary shares, par value NIS 0.01 per share	Rule 457(o)		(2)		(2)		(2)	—	$—
	Other	Warrants	Rule 457(o)		(2)		(2)		(2)	—	$—
	Debt	Debt securities	Rule 457(o)		(2)		(2)		(2)	—	$—
	Unallocated (Universal) Shelf	(2)	Rule 457(o)		(2)		(2)	$119,807,130.78		0.00014760	$17,683.54
Secondary Offering
Fees to be Paid	Equity	Ordinary shares, par value NIS 0.01 per share	Rule 457(c)	180,000	(5)	$9.32	(8)	$1,677,600.00		0.00014760	$247.62
Carry Forward Securities
Primary Offering
Carry Forward Securities	Equity	Ordinary shares, par value NIS 0.01 per share, issuable upon exercise of warrants	Rule 415(a)(6)	2,142,858	(3)	$14.09	(4)	$30,192,869.22		0.00011020	$3,327.25		424(b)(5)	333-271688	July 26, 2023	$3,327.25
Secondary Offering
Carry Forward Securities	Equity	Ordinary shares, par value NIS 0.01 per share	Rule 415(a)(6)	4,689,909	(2)(5)	$10.12	(6)	$47,461,879.08		0.00011020	$5,230.30		F-3ASR	333-271688	May 5, 2023	$5,230.30
	Total Offering Amounts							$199,260,079			$17,931.16
	Total Fees Previously Paid										$—
	Total Fee Offsets										$17,565.66	(7)
	Net Fee Due										$365.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from share splits, share dividends or similar transactions with respect to the shares being registered.

(2)	An indeterminate aggregate number of ordinary shares, warrants and debt securities is being registered as may from time to time be sold in any combination as shall have an aggregate initial offering price not to exceed $150,000,000, including 2,142,858 of the Registrant’s Unsold Warrant Shares as described below. There are also being registered hereunder an indeterminate number of ordinary shares that are issuable on exercise, conversion or exchange of any securities that provide for such issuance. 4,869,909 ordinary shares are also being registered as may from time to time be offered hereunder by selling security holders. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the Registrant on the Registrant’s prospectus supplement (File No. 333-271688), filed on July 26, 2023 (the “Prospectus Supplement”). The Prospectus Supplement registered the offer and sale of 2,142,858 of the Registrant’s ordinary shares, warrants to purchase up to 2,142,858 of the Registrant’s ordinary shares, and up to 2,142,858 of such ordinary shares issuable upon the exercise of such warrants. The Registrant previously paid a fee of $3,327.25 related to 2,142,858 of the Registrant’s ordinary shares issuable upon exercise of such warrants, which remain issuable (the “Unsold Warrant Shares”). The Registrant has determined to include in this registration statement 2,142,858 of the Unsold Warrant Shares. Pursuant to Rule 457(b) under the Securities Act, the filing fee of $3,327.25 relating to the Unsold Warrant Shares , which was paid under the Prospectus Supplement, will continue to be applied to the Registrant’s total registration fee. Accordingly, there is no registration fee due.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the ordinary shares on July 25, 2023, as reported on the Nasdaq Global Market.
(5)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the Registrant on the Registrant’s Form F-3ASR (File No. 333-271688), filed on May 5, 2023 (the “F-3ASR”). The F-3ASR registered the offer and sale of the Registrant’s ordinary shares and 4,869,909 ordinary shares of the Registrant to be sold by the selling shareholder (the “Secondary Shares”). The Registrant previously paid a fee of $5,230.30 related to 4,689,909 of the Secondary Shares, which Secondary Shares remain unsold. The Registrant has determined to include in this registration statement all of the Secondary Shares. Pursuant to Rule 457(b) under the Securities Act, the filing fee of $5,230.30 relating to 4,689,909 of the Secondary Shares, which was paid under the F-3ASR, will continue to be applied to the Registrant’s total registration fee. The Registrant is paying an additional registration fee with respect to the 180,000 Secondary Shares in connection with this registration statement, which fee was not paid in connection with the F-3ASR.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the ordinary shares on April 27, 2023, as reported on the Nasdaq Global Market.
(7)	On May 3, 2023, the Registrant filed a Registration Statement on Form F-3 (File No. 333-271593) (the “Initial Registration Statement”), which registered the offer and sale of up to 40,000,000 ordinary shares of the Registrant (the “Primary Securities”) and 4,869,909 of the Secondary Shares, of which all such securities remained unsold as of May 5, 2023, when the Registrant filed a Registration Statement on Form F-3ASR (File No. 333-271688), in connection with such securities (the “Second Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the Registrant applied $5,230.30 of the registration fee previously paid in connection with the Initial Registration Statement in connection with the unsold Secondary Shares to offset the registration fees payable in connection with the Second Registration Statement. On July 26, 2023, the Registrant registered and sold 2,142,858 ordinary shares and warrants to purchase up to 2,142,858 of the Registrant’s ordinary shares pursuant to the Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the Registrant applied $6,654.51 of the registration fee previously paid in connection with the Initial Registration Statement with respect to 4,285,716 unsold Primary Securities to offset the registration fees payable in connection with the sale of such securities. As a result, 35,714,284 of the Primary Securities (the “Unsold Securities”) and the Secondary Shares remain unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $17,565.66 of the registration fee previously paid in connection with the Initial Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Initial Registration Statement was withdrawn as of the date of effectiveness of the Second Registration Statement.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the ordinary shares on April 17, 2024, as reported on the Nasdaq Global Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A
Rule 457(p)
Fee Offset Claims	NANO-X IMAGING LTD	Post-Effective Amendment to Form F-3	333-271688	April 22, 2024		$17,565.66	Unallocated (Universal) Shelf	(1)	(1)	$159,398,038.30
Fee Offset Sources	NANO-X IMAGING LTD	Form F-3	333-271593		May 3, 2023						$17,565.66	(2)

(1)	An indeterminate aggregate number of ordinary shares and , warrants and debt securities is being registered as may from time to time be sold in any combination as shall have an aggregate initial offering price not to exceed $150,000,000. There are also being registered hereunder an indeterminate number of ordinary shares that are issuable on exercise, conversion or exchange of any securities that provide for such issuance. 4,869,909 ordinary shares are also being registered as may from time to time be offered hereunder by selling security holders. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	On May 3, 2023, the Registrant filed a Registration Statement on Form F-3 (File No. 333-271593) (the “Initial Registration Statement”), which registered the offer and sale of up to 40,000,000 ordinary shares of the Registrant (the “Primary Securities”) and 4,869,909 of the Secondary Shares, of which all such securities remained unsold as of May 5, 2023, when the Registrant filed a Registration Statement on Form F-3ASR (File No. 333-271688), in connection with such securities (the “Second Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the Registrant applied $5,230.30 of the registration fee previously paid in connection with the Initial Registration Statement in connection with the unsold Secondary Shares to offset the registration fees payable in connection with the Second Registration Statement. On July 26, 2023, the Registrant registered and sold 2,142,858 ordinary shares and warrants to purchase up to 2,142,858 of the Registrant’s ordinary shares pursuant to the Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the Registrant applied $6,654.51 of the registration fee previously paid in connection with the Initial Registration Statement with respect to 4,285,716 unsold Primary Securities to offset the registration fees payable in connection with the sale of such securities. As a result, 35,714,284 of the Primary Securities (the “Unsold Securities”) and the Secondary Shares remain unsold. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $17,565.66 of the registration fee previously paid in connection with the Initial Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Initial Registration Statement was withdrawn as of the date of effectiveness of the Second Registration Statement.

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